Exhibit 32.1

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Shawn M. O’Connor, Chief Executive Officer of Pharsight Corporation (the “Company”), and William Frederick, Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2007, and to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of February 2008.

/s/ SHAWN M. O’CONNOR, CHIEF EXECUTIVE OFFICER

/s/ WILLIAM FREDERICK, CHIEF FINANCIAL OFFICER